AMENDMENT ONE
TO THE
PROTECTIVE LIFE CORPORATION
LONG-TERM INCENTIVE PLAN
(Effective as of January 1, 2018)

WHEREAS, the Protective Life Corporation (the “Company”) sponsors and maintains The Protective Life Corporation Long-Term Incentive Plan, effective as of January 1, 2018, (the “LTIP”), for the purposes furthering the long-term growth and profitability of the Company by offering long-term incentives to those key executives, officers and employees who will be largely responsible for such growth;

WHEREAS, the Company desires to amend the LTIP to revise the definition of PL Tangible Book Value; and

WHEREAS, under the terms of the LTIP, the Company has the ability to amend the LTIP.

NOW, THEREFORE, the Company, in accordance with the provisions of the LTIP pertaining to amendments thereof, hereby amends the LTIP as follows:

1.    Effective as of January 1, 2018, amend Section 1 by deleting the definition of PL Tangible Book Value in its entirety and substituting the following in lieu thereof:

“PL Tangible Book Value” as of any date shall mean the Company’s consolidated GAAP book value of equity less accumulated other comprehensive income, less goodwill created by the Merger (net of impairments), less other intangible assets created by the Merger (net of deferred taxes, accumulated amortization, and impairment), less any cumulative effect adjustments from new accounting pronouncements, plus all dividends paid in excess of planned amounts during the performance period, plus any lost income (determined based on the 30 year treasury rate) on dividends in excess of planned amounts (plus any management fee paid to the Parent).

2.    All other provisions of the LTIP not herein modified shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment One to the Protective Life Corporation Long-Term Incentive Plan to be executed by its duly authorized officer as of the 21st day of February, 2018.
PROTECTIVE LIFE CORPORATION

By: /s/Richard J. Bielen
Name: Richard Bielen
Its: President and Chief Executive Officer